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                                   EXHIBIT 21


                       VALUE CITY DEPARTMENT STORES, INC.

                              List of Subsidiaries

                                              State of             Percentage                Doing
             Name                             Incorporation        Ownership                Business As
             ------------------------------------------------------------------------------------------
             Carlyn Advertising
                 Agency, Inc.                Ohio                 100%                     Carlyn

             DSW Shoe Warehouse, Inc.        Missouri             100% indirect            DSW

             GB Retailers, Inc.              Delaware             100% indirect            Value City

             J. S. Overland Delivery, Inc.   Delaware             100%                     J.S. Overland
                                                                                           Delivery, Inc.

             Value City Department
               Stores Services, Inc.         Delaware             100% indirect            Value City

             Shonac Corporation              Ohio                 99.9%                    Shonac

             Value City of Michigan, Inc.    Michigan             100%                     Value City

             Value City Limited
                 Partnership                 Ohio*                100% indirect            Value City of Kentucky LP

             VC Retailers, Inc.              Delaware             100% indirect            Value City

             Westerville Road LP, Inc.       Delaware             100%                     Value City

             Westerville Road GP, Inc.       Delaware             100%                     Value City

             *This is a limited partnership, not an incorporated entity.